Exhibit 4.393

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 175178 dated September 22, 2016

For Rendering

telematic services

This License is granted to

Limited Liability Company

Stream

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1097746431903

Tax Identification Number (TIN)

7705893691

Location address (place of residence):

6 bldg. 2 r. 22, 4062 Proektiruemiy proezd , Moscow, 115432

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until September 22, 2021.

This License is granted by decision of the licensing body - Order dated June 27, 2019 No. 364-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296